Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma statement of operations data set forth below gives effect to the acquisition of Stora Enso North America, Inc. (“SENA”) by NewPage Corporation (“NewPage”) pursuant to a Stock Purchase Agreement, dated September 20, 2007, as amended, (the “Acquisition”) and related financing transactions (the “Transactions”) as if they had occurred on January 1, 2006, and the pro forma balance sheet data gives effect to the Transactions as if they had occurred on September 30, 2007. The pro forma data are unaudited, are for informational purposes only and are not necessarily indicative of what our financial position or results of operations would have been had the Transactions been completed as of such dates and do not purport to represent what our financial position, results of operations or cash flows might be for any future period.

The Acquisition will be accounted for using the purchase method of accounting. Under purchase accounting, the total Acquisition consideration will be allocated to the assets and liabilities of SENA based upon the fair value of assets being acquired and liabilities being assumed. The unaudited pro forma consolidated financial data reflects management’s preliminary valuation of assets being acquired and liabilities being assumed. The final allocation of the Acquisition consideration will be based upon management’s consideration of valuation studies and post-closing purchase price adjustments. Any adjustments based on that final valuation may change the allocations of the Acquisition consideration, which could affect the fair value assigned to the assets and liabilities and could result in a material change to the unaudited pro forma consolidated financial data.

NEWPAGE HOLDING CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

Dollars in millions

	NewPage Holding Corporation	Stora Enso North America	Adjustments		Pro Forma NewPage Holding Corporation
ASSETS
Cash and cash equivalents	$67	$233	$(299	)(1)	$1
Accounts receivable, net	182	188	—		370
Inventories	308	330	—		638
Other current assets	33	86	—		119

Total current assets	590	837	(299)		1,128

Property, plant and equipment, net	1,270	2,386	166	(2)	3,822
Intangibles and other assets	124	294	(215	)(3)(4)	203

TOTAL ASSETS	$1,984	$3,517	$(348)		$5,153

LIABILITIES AND STOCKHOLDER’S EQUITY

Accounts payable	$139	$196	$—		$335
Accrued expenses	148	183	—		331
Current maturities of long-term debt	5	1,465	(1,454	)(5)(6)	16

Total current liabilities	292	1,844	(1,454)		682

Long-term debt	1,421	132	1,523	(7)	3,076
Other long-term obligations	72	470	75	(8)	617
Commitments and contingencies
Minority interest	32	—	—		32

STOCKHOLDER’S EQUITY
Paid-in capital	292	1,125	(531	)(9)(10)	886
Accumulated deficit	(140)	—	(15	)(11)	(155)
Accumulated other comprehensive income (loss)	15	(54)	54	(12)	15

Total stockholder’s equity	167	1,071	(492)		746

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,984	$3,517	$(348)		$5,153

NEWPAGE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

Dollars in millions

	NewPage Corporation	Stora Enso North America	Adjustments		Pro Forma NewPage Corporation
ASSETS
Cash and cash equivalents	$67	$233	$(299	)(1)	$1
Accounts receivable, net	182	188	—		370
Inventories	308	330	—		638
Other current assets	33	86	—		119

Total current assets	590	837	(299)		1,128

Property, plant and equipment, net	1,270	2,386	166	(2)	3,822
Intangibles and other assets	121	294	(215	)(3)(4)	200

TOTAL ASSETS	$1,981	$3,517	$(348)		$5,150

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable	$139	$196	$—		$335
Accrued expenses	148	183	—		331
Current maturities of long-term debt	5	1,465	(1,454	)(5)(6)	16

Total current liabilities	292	1,844	(1,454)		682

Long-term debt	1,265	132	1,523	(7)	2,920
Other long-term obligations	72	470	75	(8)	617
Commitments and contingencies
Minority interest	32	—	—		32

STOCKHOLDER’S EQUITY
Paid-in capital	398	1,125	(531	)(9)(10)	992
Accumulated deficit	(93)	—	(15	)(11)	(108)
Accumulated other comprehensive income (loss)	15	(54)	54	(12)	15

Total stockholder’s equity	320	1,071	(492)		899

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,981	$3,517	$(348)		$5,150

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

Dollars in millions

(1) Reflects a decrease of $233 to eliminate the cash of SENA that will be retained by SEO at the closing of the Acquisition and a decrease of $66 to reflect cash used by NewPage to fund part of the purchase price of the Acquisition.

(2) Reflects an increase of $166 associated with the estimated increase in the carrying value of property, plant and equipment, based on preliminary estimates of the allocation of the estimated purchase price for SENA.

(3) Reflects a decrease of $280 to eliminate the historical goodwill on SENA’s balance sheet and an increase of $20 associated with the estimated increase in the carrying value of intangible and other assets, based on preliminary estimates of the allocation of the estimated purchase price for SENA.

(4) Reflects a decrease of $11 for the write-off of deferred financing costs related to NewPage’s pre-Acquisition term loan and an increase of $56 for the estimated financing costs on the debt incurred to finance the Acquisition.

(5) Reflects a decrease of $1,465 for SENA’s pre-Acquisition short-term debt that will be repaid at or prior to the consummation of the Acquisition.

(6) Reflects a decrease of $5 for NewPage’s pre-Acquisition term loan and an increase of $16 for the current maturities of the new term loan to be entered into by NewPage as part of the financing for the Acquisition.

(7) Reflects a decrease of $495 for repayment of NewPage’s pre-Acquisition term loan and an increase of $2,018 for the estimated long-term debt to be incurred by NewPage as part of the financing for the Acquisition, consisting of $26 for borrowings under the new revolving senior secured credit facility, $1,536 for the long-term portion of the new term loan, net of original issue discount of $48, and $456 for the notes offered hereby.

(8) Reflects an increase of $1 to recognize liabilities assumed by NewPage as part of the Acquisition and an increase of $74 associated with the estimated deferred tax liabilities recognized as a result of the excess of the carrying value of property, plant and equipment and other assets, based on preliminary estimates of the allocation of the estimated purchase price for SENA over the historical tax bases of the acquired business.

(9) Reflects a decrease of $1,125 for the elimination of historical equity of SENA.

(10) Reflects an increase of $594 associated with the estimated values of the $200 NewPage Group PIK Notes and the 19.9% equity interest to be issued by NewPage Group to SEO as part of the financing for the Acquisition, each of which will be treated as an investment in NewPage.

(11) Reflects a decrease of $15 for the write-off of the remaining unamortized deferred debt issue costs for NewPage’s pre-Acquisition term loan ($11) and estimated issue costs to be recognized as of the closing of the Acquisition for other financing commitments in connection with the Acquisition ($4).

(12) Reflects an increase of $54 to eliminate SENA’s historical accumulated other comprehensive income (loss).

NEWPAGE HOLDING CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

Dollars in millions

	NewPage Holding Corporation	Stora Enso North America	Adjustments		Pro Forma NewPage Holding Corporation
Net sales	$2,038	$2,030	$—		$4,068
Cost of sales	1,825	1,989	11	(1)	3,825
Selling, general and administrative expenses	112	108	1	(2)	221
Property, plant and equipment impairment	—	113	—		113
Interest expense	165	92	81	(3)	338
Other (income) expense, net	(25)	(1)	—		(26)

Income (loss) from continuing operations before income taxes	(39)	(271)	(93)		(403)
Income tax (benefit)	(3)	(28)	—		(31)

Income (loss) from continuing operations	$(36)	$(243)	$(93)		$(372)

NEWPAGE HOLDING CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2007

Dollars in millions

	NewPage Holding Corporation	Stora Enso North America	Adjustments		Pro Forma NewPage Holding Corporation
Net sales	$1,516	$1,728	$—		$3,244
Cost of sales	1,347	1,710	8	(1)	3,065
Selling, general and administrative expenses	79	67	1	(2)	147
Interest expense	113	61	70	(3)	244
Other (income) expense, net	—	(1)	—		(1)

Income (loss) from continuing operations before income taxes	(23)	(109)	(79)		(211)
Income tax (benefit)	(2)	(25)	—		(27)

Income (loss) from continuing operations	$(21)	$(84)	$(79)		$(184)

NEWPAGE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

Dollars in millions

	NewPage Corporation	Stora Enso North America	Adjustments		Pro Forma NewPage Corporation
Net sales	$2,038	$2,030	$—		$4,068
Cost of sales	1,825	1,989	11	(1)	3,825
Selling, general and administrative expenses	112	108	1	(2)	221
Property, plant and equipment impairment	—	113	—		113
Interest expense	146	92	81	(3)	319
Other (income) expense, net	(25)	(1)	—		(26)

Income (loss) from continuing operations before income taxes	(20)	(271)	(93)		(384)
Income tax (benefit)	(4)	(28)	—		(32)

Income (loss) from continuing operations	$(16)	$(243)	$(93)		$(352)

NEWPAGE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2007

Dollars in millions

	NewPage Corporation	Stora Enso North America	Adjustments		Pro Forma NewPage Corporation
Net sales	$1,516	$1,728	$—		$3,244
Cost of sales	1,347	1,710	8	(1)	3,065
Selling, general and administrative expenses	76	67	1	(2)	144
Interest expense	97	61	70	(3)	228
Other (income) expense, net	—	(1)	—		(1)

Income (loss) from continuing operations before income taxes	(4)	(109)	(79)		(192)
Income tax (benefit)	—	(25)	—		(25)

Income (loss) from continuing operations	$(4)	$(84)	$(79)		$(167)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in millions

(1) Reflects an increase for estimated annual depreciation and amortization associated with the increased carrying value of property, plant and equipment and other assets, based on the preliminary estimates of the allocation of the estimated purchase price for SENA as follows:

	Year Ended Dec. 31, 2006	Nine Months Ended Sept. 30, 2007	Twelve Months Ended Sept. 30, 2007
Increase in depreciation and amortization expense	$11	$8	$11

(2) Reflects an increase for estimated amortization of intangible assets associated with the increased carrying value of intangible assets, based on preliminary estimates of the allocation of the estimated purchase price for SENA as follows:

	Year Ended Dec. 31, 2006	Nine Months Ended Sept. 30, 2007	Twelve Months Ended Sept. 30, 2007
Increase in amortization expense	$1	$1	$1

(3) Reflects the reduction of interest on SENA’s pre-Acquisition long-term debt that will be repaid by SENA or SEO prior to the consummation of the Acquisition. Also reflects our pro forma interest expense and the amortization of financing costs over the terms of the corresponding debt. A summary follows:

	Year Ended Dec. 31, 2006	Nine Months Ended Sept. 30, 2007	Twelve Months Ended Sept. 30, 2007
Pro forma interest expense (a)	$195	$145	$195
Elimination of SENA historical interest expense	(83)	(54)	(76)
Elimination of NewPage historical interest expense on the existing term loan	(42)	(29)	(39)
Amortization of deferred financing fees and original issue discount (b)	11	8	11

Net increase in interest expense	$81	$70	$91

(a)	Represents pro forma interest expense calculated using interest rates as of September 30, 2007 for (i) 7.25% on $26 of borrowings under the new revolving senior secured credit facility and assumed commitment fees for the estimated increase in letters of credit and the increase in the unused balance related to the senior secured revolving credit facility, (ii) 9% on the new $1,600 senior secured term loan, and (iii) 10% on $456 of senior secured notes due 2012. Each one-eighth of one percent change in interest rates would result in (i) a $0.6 change in the annual interest expense on the revolving senior secured credit facility, assuming the entire revolving loan were drawn, and (ii) a $2 change in the annual interest expense on the senior secured term loan facility.
(b)	Deferred financing fees and original issue discount are amortized over the life of the various debt instruments.

Note: Upon consummation of the Acquisition we will incur approximately $42 of costs in connection with entering into the new senior secured credit facility and $4 of fees for other financing commitments related to the Acquisition. We also have $14 of deferred financing costs recorded on our balance sheet related to the pre-Acquisition senior secured credit facility. After the closing, we will perform an analysis to determine the costs that are related to an extinguishment or a modification of our historical senior secured credit facility and the costs related to the new senior secured credit facility. This analysis may result in our recognizing some or all of these costs at closing of the Acquisition. These costs have not been reflected in the unaudited pro forma consolidated statement of operations.

Note: Certain executive officers of NewPage are entitled to an amount equal to three times their base salary less their purchase price for the stock in NewPage Group purchased by them if their termination of employment is within 12 months following a significant acquisition by us of a company of similar size; however, if at the time of termination, the fair market value of the stock is less than their purchase price, they will also receive that difference. In addition, if a holder of stock of NewPage Group is terminated without “cause” or resigns with “good reason,” NewPage Group must purchase all of the stock held by the holder for fair market value. We may be required to recognize expense for costs to settle these contracts for executive officers who are terminated after the Acquisition. These costs have not been reflected in the pro forma consolidated statement of operations.